UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2005

Date of Report (Date of earliest event reported)

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-4373	86-0654102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On May 9, 2005, Three-Five Systems, Inc. (the “Company”) entered into an asset purchase agreement with Video Display Corporation (“VDC”) pursuant to which the Company sold to VDC substantially all of the assets related to the Company’s innovative display systems business located in Marlborough, Massachusetts (the “Acquired Assets”). VDC will also sublease from the Company the manufacturing facility located in Marlborough, Massachusetts through August 31, 2005. The Company agreed not to engage in any competing business in those areas in which the innovative display systems business was conducted as of and prior to the sale of the Acquired Assets and not to solicit any customers of such competing business for a period of five years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.
May 13, 2005	By:	Date:/s/ Jack L. Saltich
Jack L. Saltich
President and Chief Executive Officer